                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             THE MEDICINES COMPANY
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement
                         if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:
--------------------------------------------------------------------------------

                             THE MEDICINES COMPANY
                            5 SYLVAN WAY, SUITE 200
                          PARSIPPANY, NEW JERSEY 07054

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2002

     You are hereby notified that the 2002 annual meeting of stockholders of The Medicines Company will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, May 30, 2002, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

          1. To elect three class 2 directors for terms to expire at the 2005 annual meeting of stockholders.

          2. To increase the number of shares of common stock authorized for issuance under our 1998 stock incentive plan from 4,368,259 to 6,118,259 shares.

          3. To ratify the appointment by the board of directors of Ernst & Young LLP as our independent auditors for the year ending December 31, 2002.

          4. To transact such other business as may properly come before the meeting.

     The above items of business are more fully described in the proxy statement accompanying this notice. The board of directors has no knowledge of any other business to be transacted at the annual meeting or at any adjournment thereof.

     The board of directors has fixed the close of business on Monday, April 15, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. A list of our stockholders entitled to notice of and to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at the time and place of the annual meeting.

     A copy of our annual report to stockholders for the year ended December 31, 2001, which contains audited consolidated financial statements and other information of interest to stockholders, accompanies this notice of annual meeting and the enclosed proxy statement.

                                          By order of the Board of Directors,

                                          Steven H. Koehler, Secretary

April 29, 2002
Parsippany, New Jersey

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             THE MEDICINES COMPANY
                            5 SYLVAN WAY, SUITE 200
                          PARSIPPANY, NEW JERSEY 07054

                                PROXY STATEMENT

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2002

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE MEDICINES COMPANY, FOR USE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 30, 2002, AT 10:00 A.M., LOCAL TIME, AT THE OFFICES OF HALE AND DORR LLP, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109, AND AT ANY ADJOURNMENT THEREOF.

     All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. A stockholder may revoke a proxy at any time before its exercise by delivery of a written revocation to our corporate secretary. Attendance at the annual meeting will not in itself be deemed to revoke a proxy unless the stockholder affirmatively revokes the proxy.

VOTING SECURITIES

     On April 15, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were issued and outstanding and entitled to vote 34,774,970 shares of common stock. Each share entitles the record holder thereof to one vote on each matter presented at the meeting.

VOTES REQUIRED

     The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented at the meeting, will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of a plurality of the shares of common stock voting is required for the election of a director (Proposal 1). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of the proposed increase in authorized shares under our 1998 stock incentive plan (Proposal 2) and for the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2002 (Proposal 3).

     Shares held by stockholders who abstain from voting as to a particular election or matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular election or matter, will not be counted as votes in favor of a nominee for election or such matter, and also will not be counted as shares voting at such election or on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting of each election or matter that requires the affirmative vote of a plurality or majority of the shares voting at the election or on the matter.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2001 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 29, 2002. A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS BUT EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. PLEASE ADDRESS ALL SUCH REQUESTS TO THE MEDICINES COMPANY, ONE CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS 02142, ATTENTION: INVESTOR RELATIONS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

PRINCIPAL STOCKHOLDERS

     The following table presents information with respect to the beneficial ownership of our common stock as of January 31, 2002 by:

     - each person, or group of affiliated persons, who is known by us to beneficially own five percent or more of our outstanding common stock;

     - each of the individuals listed in the summary compensation table below;

     - each of our current directors; and

     - all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

     Percentage ownership calculations are based on 34,614,834 shares of common stock outstanding as of January 31, 2002. Any shares that may be acquired upon the exercise of stock options or warrants prior to April 1, 2002 are deemed to be outstanding for the purpose of calculating the percentage of the outstanding common stock owned by such person or entity. These shares, however, are not considered outstanding when computing the percentage ownership of any other person or entity.

                                                            SHARES ISSUABLE
                                                              PURSUANT TO
                                                            OPTIONS AND/OR
                                              SHARES           WARRANTS         TOTAL SHARES
                                           BENEFICIALLY    EXERCISABLE PRIOR    BENEFICIALLY
        NAME OF BENEFICIAL OWNER              OWNED        TO APRIL 1, 2002        OWNED        PERCENTAGE
        ------------------------           ------------    -----------------    ------------    ----------
5% STOCKHOLDERS
Warburg, Pincus Ventures, L.P.(1)........   9,379,446          1,275,810         10,655,256        29.7%
Biotech Growth S.A.(2)...................   5,204,837            675,925          5,880,762        16.7%
Alta Partners(3).........................   2,293,474            287,951          2,581,425         7.4%
PharmaBio Development Inc.(4)............   1,896,245            282,385          2,178,630         6.2%
T. Rowe Price Associates, Inc.(5)........   1,962,500                 --          1,962,500         5.7%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Clive A. Meanwell........................     548,693            296,936            845,629         2.4%
David M. Stack...........................       5,000            136,389            141,389           *
Peyton J. Marshall(6)....................     261,420            160,096            421,516         1.2%
Thomas P. Quinn..........................          --            106,746            106,746           *
John W. Villiger(7)......................     209,466             51,527            260,993           *
Glenn P. Sblendorio(8)...................       6,283             80,700             86,983           *
Leonard Bell.............................          --              8,255              8,255           *
Stewart J. Hen...........................          --              6,980              6,980           *
M. Fazle Husain(9).......................   1,361,034            301,773          1,662,807         4.8%
T. Scott Johnson.........................      96,079             15,307            111,386           *

                                                            SHARES ISSUABLE
                                                              PURSUANT TO
                                                            OPTIONS AND/OR
                                              SHARES           WARRANTS         TOTAL SHARES
                                           BENEFICIALLY    EXERCISABLE PRIOR    BENEFICIALLY
        NAME OF BENEFICIAL OWNER              OWNED        TO APRIL 1, 2002        OWNED        PERCENTAGE
        ------------------------           ------------    -----------------    ------------    ----------
Armin M. Kessler(10).....................      37,914             47,830             85,744           *
Nicholas J. Lowcock(11)..................   9,379,446          1,283,623         10,663,069        29.7%
James E. Thomas..........................      35,000              8,255             43,255           *
All directors and executive officers as a
  group (15 persons).....................  11,984,151          2,630,845         14,614,996        39.2%

---------------
  *  Represents less than one percent of outstanding shares of common stock

 (1) Consists of shares with respect to which Warburg, Pincus Ventures, L.P., Warburg, Pincus & Co. and Warburg Pincus LLC share ownership and voting and dispositive power. Warburg, Pincus Ventures, L.P. is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. The members of Warburg Pincus LLC are substantially the same as the partners of Warburg, Pincus & Co. The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, New York 10017.

 (2) Consists of shares owned directly by Biotech Growth S.A. with respect to which BB Biotech AG and Biotech Growth S.A. share voting and dispositive power. Biotech Growth S.A. is a wholly owned subsidiary of BB Biotech AG. The address of Biotech Growth S.A. is Calle 53, Urbanizacion Obarrio, Torre Swiss Bank, Piso 16, Panama City, Zona 1, Republic of Panama. This information is based on a Schedule 13G filed by BB Biotech AG on behalf of Biotech Growth S.A. with the SEC on February 14, 2001.

 (3) Includes 1,425,594 shares and warrants to purchase 178,987 shares held by Alta BioPharma Partners L.P., 814,149 shares and warrants to purchase 102,218 shares held by The Medicines Company Chase Partners (Alta Bio) LLC and 53,731 shares and warrants to purchase 6,746 shares held by Alta Embarcadero BioPharma Partners, LLC. Alta Partners provides investment advisory services to several venture capital funds, including Alta BioPharma Partners L.P., The Medicines Company Chase Partners (Alta Bio) LLC and Alta Embarcadero BioPharma Partners, LLC. The respective general partners and managing members of Alta BioPharma Partners, L.P., The Medicines Company Chase Partners (Alta Bio) LLC and Alta Embarcadero BioPharma Partners, LLC exercise sole voting and investment power with respect to the shares owned by them. Certain principals of Alta Partners are managing directors of Alta BioPharma Management Partners, LLC and Alta/Chase Management Partners, LLC (which is the general partner of Alta BioPharma Partners, L.P. and the managing members of The Medicines Company Chase Partners (Alta Bio) LLC). As managing directors, they may be deemed to share voting and investment power with respect to the shares held by Alta BioPharma Partners, L.P. and The Medicines Company Chase Partners (Alta Bio) LLC. Such principals disclaim beneficial ownership of all such shares held by Alta BioPharma Partners, L.P. and The Medicines Company Chase Partners (Alta Bio) LLC, except to the extent of their proportionate pecuniary interests therein. The address of Alta Partners is One Embarcadero Center, Suite 4050, San Francisco, California 94111. This information is based on Amendment No. 1 to Schedule 13G filed by Alta Partners and its affiliates with the SEC on February 1, 2002.

 (4) Includes 1,896,245 shares held by PharmaBio Development Inc., a wholly owned subsidiary of Quintiles Transnational Corp., and warrants to purchase 282,385 shares held by Quintiles Transnational Corp. The address of PharmaBio Development Inc. is c/o Quintiles Transnational Corp., 4709 Creekstone Drive, Suite 200, Durham, North Carolina 27703. This information is based on Amendment No. 1 to Schedule 13G filed by Quintiles Transnational Corp. and PharmaBio Development Inc. with the SEC on February 14, 2002.

 (5) Includes shares owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. This information is based on a Schedule 13G filed by Price Associates with the SEC on February 11, 2002. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

 (6) Includes 58,400 shares held in custody for the benefit of Dr. Marshall's minor children.

 (7) Includes 209,465 shares and warrants to purchase 3,378 shares held in trust for the benefit of members of the Villiger family.

 (8) Includes 283 shares held by Mr. Sblendorio's minor children.

 (9) Includes 1,186,894 shares and warrants to purchase 263,399 shares owned directly by Morgan Stanley Venture Partners III, L.P., 113,956 shares and warrants to purchase 25,288 shares owned directly by Morgan Stanley Venture Investors III, L.P., and 51,924 shares and warrants to purchase 11,523 shares owned directly by The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (collectively, the "Funds"). Mr. Husain is a managing member of Morgan Stanley Venture Partners III, L.L.C., which is the general partner of each of the Funds. Mr. Husain disclaims beneficial ownership of the shares held by the Funds, except to the extent of his pecuniary interest therein. The address of Mr. Husain is in care of Morgan Stanley Venture Partners, 1221 Avenue of the Americas, New York, New York 10020.

(10) Includes 3,000 shares held by Dr. Kessler's wife.

(11) Includes 9,379,446 shares and warrants to purchase 1,275,810 shares held by Warburg, Pincus Ventures, L.P. Mr. Lowcock is a Managing Director and member of Warburg Pincus LLC. All shares indicated as owned by Mr. Lowcock are included because of his affiliation with the Warburg, Pincus entities, and Mr. Lowcock disclaims beneficial ownership of all of the shares owned by the Warburg, Pincus entities.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our board of directors is divided into three classes and currently consists of three class 1 directors (David M. Stack, Stuart J. Hen and T. Scott Johnson), three class 2 directors (M. Fazle Husain, Nicholas J. Lowcock and Clive A. Meanwell) and three class 3 directors (Leonard Bell, Armin Kessler and James E. Thomas). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of stockholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class 1, class 2 and class 3 directors were elected to serve until the annual meeting of stockholders to be held in 2004, 2002 and 2003, respectively, and until their respective successors are elected and qualified.

     Pursuant to the terms of a stockholders' voting agreement that we entered with certain of our stockholders in connection with the sale of shares of preferred stock prior to our initial public offering, Warburg, Pincus is entitled to nominate two individuals to serve as directors. Messrs. Lowcock and Hen currently serve on our board of directors as nominees of Warburg, Pincus.

     The persons named in the enclosed proxy card will vote to elect M. Fazle Husain, Nicholas J. Lowcock and Clive A. Meanwell as class 2 directors, unless the proxy is marked otherwise. The proxy card may not be voted for more than three directors. Each class 2 director will be elected to hold office until the 2005 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors. THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MESSRS. HUSAIN AND LOWCOCK AND DR. MEANWELL AS CLASS 2 DIRECTORS.

DIRECTOR NOMINEES

     Set forth below are the names of each nominee for class 2 director, the year in which each first became a director, their ages as of April 1, 2002, their positions and offices with us, their principal occupations and business experience during the past five years and the names of other public companies for which they serve as a director.

M. FAZLE HUSAIN, M.B.A.
  A Director since 1998
  Age: 37

     M. Fazle Husain has been a director since September 1998. Since 1991, Mr. Husain has been employed by Morgan Stanley & Co. Incorporated, an investment banking firm, and is currently an Executive Director. Mr. Husain is also a managing member of Morgan Stanley Venture Partners III, L.L.C. Mr. Husain focuses primarily on investments in the health care industry, including health care services, medical technology and health care information technology. He currently also serves as a director of Allscripts Healthcare Solutions, Inc., Healthstream, Inc. and Cross Country, Inc. Mr. Husain received his Sc.B. degree in chemical engineering from Brown University and his M.B.A. from the Harvard Graduate School of Business Administration.

NICHOLAS J. LOWCOCK, M.B.A.
  A Director since 2000
  Age: 38

     Nicholas J. Lowcock has been a director since December 2000, and he previously served as a director from September 1996 until December 1998. Mr. Lowcock has served as a Managing Director of Warburg Pincus LLC, a venture capital firm, since January 2000. Mr. Lowcock has been a member of Warburg Pincus LLC since 1994 and previously served as a Vice President. From 1992 to 1994, Mr. Lowcock was a consultant with the Boston Consulting Group. Mr. Lowcock currently also serves as a director of Eurand B.V., Leciva Pharmaceutical Holdings B.V., PharmaIdea B.V., Strakan Ltd. and Aspect Educational Holdings Ltd. Mr. Lowcock is also a director of Project Hope U.K., a charity devoted to improving healthcare in developing nations. Mr. Lowcock received an M.B.A. from The Wharton School of the University of Pennsylvania and a B.A. in Experimental Psychology from Oxford University.

CLIVE A. MEANWELL, M.D.
  A Director since 1996
  Age: 44

     Clive A. Meanwell has been a director since the inception of our company in July 1996 and has served as our Executive Chairman since September 2001. From 1996 to September 2001, Dr. Meanwell served as our Chief Executive Officer and President. From 1995 to 1996, Dr. Meanwell was a Partner and Managing Director at MPM Capital L.P., a venture capital firm. From 1986 to 1995, Dr. Meanwell held various positions at Hoffmann-La Roche, Inc., a pharmaceutical company, including Senior Vice President from 1992 to 1995, Vice President, Worldwide Drug Regulatory Affairs, from 1991 to 1992 and Director of Product Development from 1986 to 1991. Dr. Meanwell was also a member of Hoffmann-La Roche's pharmaceutical division operating board, its research and development board and its portfolio management committee. During his tenure as Director of Product Development, Dr. Meanwell had responsibility at Hoffmann-La Roche for the development and launch of Neupogen. During his tenure as Vice President, Worldwide Drug Regulatory Affairs, he had management responsibility for the regulatory approval of eight new products and nine significant line extensions of products. Dr. Meanwell also led an initiative at Hoffmann-La Roche to reengineer the drug development process with the goal of cutting the time and cost of drug development. Dr. Meanwell received his M.D. and Ph.D. from the University of Birmingham, United Kingdom.

OTHER CURRENT DIRECTORS

     Set forth below are the names of each of our other current directors, the year in which each first became a director, their ages as of April 1, 2002, their positions and offices with us, their principal occupations and business experience during the past five years and the names of other public companies of which they serve as a director.

  DIRECTORS WHOSE TERMS EXPIRE IN 2003 (CLASS 3 DIRECTORS)

LEONARD BELL, M.D.
  A Director since 2000
  Age: 43

     Leonard Bell has been a director since May 2000. From January 1992 to March 2002, Dr. Bell served as the President and Chief Executive Officer, Secretary and Treasurer of Alexion Pharmaceuticals, Inc., a pharmaceutical company. Since March 2002, Dr. Bell has served as the Chief Executive Officer, Secretary and Treasurer of Alexion Pharmaceuticals, Inc. Since 1993, Dr. Bell has served as an Adjunct Assistant Professor of Medicine and Pathology at the Yale University School of Medicine. From 1991 to 1992, Dr. Bell was an Assistant Professor of Medicine and Pathology and co-Director of the Program in Vascular Biology at the Yale University School of Medicine. From 1990 to 1992, Dr. Bell was an attending physician at the Yale-New Haven Hospital and an Assistant Professor in the Department of Internal Medicine at the Yale University School of Medicine. Dr. Bell was the recipient of the Physician Scientist Award from the National Institutes of Health and Grant-in-Aid from the American Heart Association. Dr. Bell is the recipient of various honors and awards from academic and professional organizations and his work has resulted in more than 45 scientific publications, invited presentations and patent applications. Dr. Bell is an invited Member of the State of Connecticut Governor's Council on Economic Competitiveness and Technology and a director of Connecticut United for Research Excellence, Inc. He also served as a director of the Biotechnology Research and Development Corporation from 1993 to 1997. Dr. Bell currently also serves as a director of Alexion Pharmaceuticals, Inc. Dr. Bell received his A.B. from Brown University and M.D. from the Yale University School of Medicine.

ARMIN M. KESSLER, Dh.c.
  A Director since 1998
  Age: 64

     Armin M. Kessler has been a director since October 1998. Dr. Kessler joined us after a 35-year career in the pharmaceutical industry, which included senior management positions at Sandoz Pharma Ltd., Basel, United States and Japan (now Novartis Pharma A.G.) and, most recently, at Hoffmann-La Roche, Basel where he was Chief Operating Officer and Head of the Pharmaceutical Division until 1995. Dr. Kessler has served as a director of Hoffmann-La Roche, Syntex Corporation and Genentech, Inc., and Dr. Kessler currently also serves as a director of Neotherapeutics, Inc. Dr. Kessler received degrees in physics and chemistry from the University of Pretoria, a degree in chemical engineering from the University of Cape Town, a law degree from Seton Hall and an honorary doctorate in business administration from the University of Pretoria.

JAMES E. THOMAS, M.Sc.
  A Director since 1996
  Age: 41

     James E. Thomas has been a director since September 1996. Since March 2001, Mr. Thomas has served as Managing Partner of Thomas, McNerney & Partners, LLC, a health care private equity investment fund. From 1989 to June 2000, Mr. Thomas served in various capacities, including from 1994 to 2000, as a Partner, at E.M. Warburg, Pincus & Co., LLC, a venture capital firm. From 1984 to 1989, Mr. Thomas was a Vice President of Goldman Sachs International, an investment banking firm, in London. Mr. Thomas currently also serves as a director of Transkaryotic Therapies, Inc. and Wright Medical Group. Mr. Thomas received his B.Sc. in finance and economics from the Wharton School at the University of Pennsylvania and his M.Sc. in economics from the London School of Economics.

  DIRECTORS WHOSE TERMS EXPIRE IN 2004 (CLASS 1 DIRECTORS)

DAVID M. STACK
  A Director since 2001
  Age: 50

     David M. Stack has been our President and Chief Executive Officer and a director since September 2001. From April 2000 to September 2001, Mr. Stack served as a Senior Vice President. From October 1999 to September 2001, Mr. Stack also served as President and General Partner of Stack Pharmaceuticals, Inc., a commercialization, marketing and strategy consulting firm serving healthcare companies, and as a Senior Advisor to the Chief Executive Officer of Innovex Inc., a contract pharmaceutical organization. Mr. Stack served as President and General Manager of Innovex Inc. from May 1995 to December 1999. Mr. Stack currently also serves as a director of Bio-Imaging Technologies, Inc. Mr. Stack received his B.S. in biology from Siena College and his B.S. in pharmacy from Albany College of Pharmacy.

STEWART J. HEN, M.B.A., M.S.
  A Director since 2001
  Age: 35

     Stewart J. Hen has been a director since February 2001. Since May 2000, Mr. Hen has been a Vice President of Warburg Pincus LLC, a venture capital firm. Mr. Hen focuses on investments in the emerging life sciences area, including biotechnology, specialty pharmaceuticals, drug delivery and diagnostics. From 1996 to May 2000, Mr. Hen was a consultant at McKinsey & Company, a consulting firm, where he advised pharmaceutical and biotechnology companies on a range of strategic management issues. Mr. Hen served at Merck & Company, a pharmaceutical company, from 1991 to 1994 in manufacturing operations. Mr. Hen currently also serves as a director of Synaptic Pharmaceuticals Corp. and Triangle Pharmaceuticals Inc. Mr. Hen received an M.B.A. from The Wharton School of the University of Pennsylvania, an M.S. in chemical engineering from the Massachusetts Institute of Technology and a B.S. in chemical engineering from the University of Delaware.

T. SCOTT JOHNSON, M.D.
  A Director since 1996
  Age: 54

     T. Scott Johnson has been a director since September 1996. In July 1999, Dr. Johnson founded JSB Partners, L.P., an investment bank focusing on mergers and acquisitions, private financings and corporate alliances within the health care sector. From July 1992 to June 1999, Dr. Johnson served as a founder and managing director of MPM Capital, L.P., a venture capital firm. Dr. Johnson received both his B.A. and M.D. from the University of Alabama.

BOARD AND COMMITTEE MEETINGS

     The board of directors met 14 times during 2001, including regular, special and telephone meetings, and acted by unanimous written consent on one occasion. Except for Dr. Bell, each director who served as a director throughout 2001 attended at least 75% of the total number of board meetings held during 2001 and at least 75% of the total number of meetings held by all board committees on which he served (during the period in which he was a member of such committees). Drs. Dennis Gillings and Anders Hove, who ceased serving as directors during 2001, attended less than 75% of the total number of board meetings held during the respective period in which each was a director, and Dr. Hove attended less than 75% of the total number of meetings held by the audit committee (during the period in which he was a member of such committee).

     The board of directors has an audit committee and a compensation committee. There is no standing nominating committee of the board of directors.

  Audit Committee

     Drs. Johnson and Kessler and Mr. Husain currently serve on the audit committee. The audit committee assists our board of directors in fulfilling its oversight responsibilities by:

     - reviewing the effectiveness of the auditors during the annual audit;

     - reviewing the adequacy of financial statement disclosures;

     - discussing our internal control policies and procedures; and

     - considering and recommending our independent auditors.

     The audit committee met five times during 2001. The audit committee has recommended that Ernst & Young LLP be appointed as our independent auditors for the year ending December 31, 2002.

  Compensation Committee

     Dr. Kessler and Messrs. Lowcock and Thomas currently serve on the compensation committee. The compensation committee is responsible for establishing compensation policies and levels with respect to our executive officers, including our chief executive officer. The compensation committee also administers our 1998 stock incentive plan, 2000 employee stock purchase plan, 2000 outside director stock option plan and 2001 non-officer, non-director employee stock incentive plan, and grants stock options to our executive officers. The compensation committee met six times during 2001.

DIRECTORS

  Fees and Expenses

     Generally, we pay our non-employee directors $2,500 for each face-to-face meeting of the board of directors that they attend and $500 for each telephonic meeting in which they participate. The chairman of the compensation committee receives $1,000 for each face-to-face committee meeting he attends and $500 for each telephonic committee meeting in which he participates. Mr. Lowcock, the chairman of the compensation committee, waived all such fees during 2001. We also reimburse all directors for customary and reasonable expenses incurred in attending board and board committee meetings.

     In addition, we grant our non-employee directors stock options under our 2000 outside director stock option plan, and we may grant our non-employee directors stock options and other equity awards under our 1998 stock incentive plan. During 2001, we granted the following non-qualified stock options to our non-employee directors:

     - In February 2001, we granted Mr. Hen an option under our 2000 outside director plan to purchase 20,000 shares of common stock at an exercise price of $14.875 per share.

     - In May 2001, we granted each of Drs. Bell, Johnson and Kessler, and Messrs. Hen, Husain, Lowcock and Thomas an option under our 2000 outside director plan to purchase 7,500 shares of common stock at an exercise price of $13.80 per share.

     Each of the above options vests in 48 equal monthly installments commencing one month after the date of grant.

  2000 Outside Director Stock Option Plan

     The director plan was adopted by our board of directors on May 15, 2000. Under the director plan, our non-employee directors are eligible to receive non-statutory options to purchase shares of common stock. A total of 250,000 shares of common stock may be issued upon the exercise of options granted under the plan, and as of December 31, 2001, options to purchase 92,500 shares of common stock were outstanding under the plan.

     Under the director plan, each non-employee director is granted an option to purchase 20,000 shares of common stock on the date of his or her initial election to our board of directors. In addition, non-employee directors receive annual grants, on the date of the annual meeting of stockholders, of options to purchase 7,500 shares of common stock.

     All options granted under the director plan vest in 48 equal monthly installments commencing one month after the date of grant and have an exercise price per share equal to the closing sale price of our common stock on The Nasdaq National Market(R) on the date of grant. An optionee may exercise his or her option only while he or she is a director and for one year after he or she ceases to be a director. Unexercised options expire ten years after the date of grant. Options granted under the director plan are not transferable or assignable other than by will or the laws of descent and distribution and expire upon an acquisition event, which is defined to mean (1) any merger or consolidation which results in our stockholders prior to the transaction holding less than a majority of the voting power of the combined or acquiring entity immediately after the transaction, (2) any sale of all or substantially all of our assets or (3) our complete liquidation.

EXECUTIVE COMPENSATION

  Compensation Earned

     The following summarizes the compensation earned during the years ended December 31, 1999, 2000 and 2001 by our chief executive officers and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2001, to whom we refer as our named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                           ------------
                                                ANNUAL COMPENSATION(1)                      SECURITIES
                                                ----------------------    OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR     SALARY        BONUS     COMPENSATION(2)     OPTIONS
---------------------------             ----    ---------    ---------   ---------------   ------------
Clive A. Meanwell.....................  2001    $300,000      $50,000         $770            15,000
  Executive Chairman(3)                 2000     250,000       85,000          852           424,781
                                        1999     200,000           --          840                --

David M. Stack........................  2001    $197,917      $40,000         $516           215,000
  President and Chief Executive
     Officer(4)                         2000     112,500       45,000          320           227,500

Peyton J. Marshall....................  2001    $200,000      $35,000         $555            15,000
  Former Senior Vice President and      2000     200,000       70,000          511           271,446
  Chief Financial Officer(5)            1999     150,000           --          504                --

Thomas P. Quinn.......................  2001    $210,000      $10,000         $540           119,000
  Former Senior Vice President(6)       2000     130,833       50,000          320           191,000

John W. Villiger......................  2001    $195,000      $25,000           --            15,000
  Vice President                        2000     195,000       60,000           --           188,591
                                        1999     195,000           --           --                --

Glenn P. Sblendorio...................  2001    $185,000      $30,000         $515            15,000
  Former Senior Vice President(7)       2000      89,061       30,000          203           202,680

---------------
(1) Perquisites for the named executive officers did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with SEC rules.

(2) Represents premiums paid by us under our group life insurance policy.

(3) Dr. Meanwell served as President and Chief Executive Officer from July 1996 to September 2001 and currently serves as our Executive Chairman.

(4) Mr. Stack became our President and Chief Executive Officer in September
    2001.

(5) Dr. Marshall served as our Chief Financial Officer from October 1997 to April 2002 and as a Senior Vice President from January 2000 to April 2002.

(6) Mr. Quinn served as a Senior Vice President from April 2000 to March 2002.

(7) Mr. Sblendorio served as a Senior Vice President from July 2000 to March
    2002.

  Stock Option Grants

     The following table sets forth information regarding the individual grants of stock options to each of our named executive officers during the fiscal year ended December 31, 2001. We have never granted any stock appreciation rights. The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. This value is based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration date. These numbers are calculated based on the requirements of the SEC and do not represent an estimate or projection of the future price of our common stock. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and overall stock market conditions. The amounts reflected in the following table may not necessarily be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS(1)
                                       --------------------------------------------------
                                                    PERCENT OF                               POTENTIAL REALIZABLE VALUE
                                       NUMBER OF      TOTAL                                   AT ASSUMED ANNUAL RATES
                                       SECURITIES    OPTIONS                                OF STOCK PRICE APPRECIATION
                                       UNDERLYING   GRANTED TO   EXERCISE                         FOR OPTION TERM
                                        OPTIONS     EMPLOYEES    PRICE PER    EXPIRATION    ----------------------------
NAME                                    GRANTED      IN 2000       SHARE         DATE            5%             10%
----                                   ----------   ----------   ---------   ------------   ------------    ------------
Clive A. Meanwell....................    15,000         0.7%      $10.11      12/10/2011     $   95,372      $  241,691
David M. Stack.......................   200,000        10.0        18.10        7/9/2011      2,276,599       5,769,241
                                         15,000         0.7        10.11      12/10/2011         95,372         241,691
Peyton J. Marshall...................    15,000         0.7        10.11      12/10/2011         95,372         241,691
Thomas P. Quinn......................   109,000         5.4        13.27       5/20/2011        909,652       2,305,237
                                         10,000         0.5        10.11      12/10/2011         63,581         161,127
John W. Villiger.....................    15,000         0.7        10.11      12/10/2011         95,372         241,691
Glenn P. Sblendorio..................    15,000         0.7%      $10.11      12/10/2011     $   95,372      $  241,691

---------------
(1) The percentage of total options granted to employees in 2001 is calculated based on options granted under our 1998 stock incentive plan and 2001 non-officer, non-director employee stock incentive plan.

     The exercise price per share of each option was equal to the closing sale price of our common stock on The Nasdaq National Market(R) on the date of grant, and each option vests in 48 equal monthly installments commencing one month following the date of grant. Our 1998 stock incentive plan provides that stock options which are otherwise unvested may be exercised for restricted stock which is subject to vesting and a repurchase option.

     Our 1998 stock incentive plan provides that in the event of a merger or other acquisition event, our board of directors will provide that all outstanding options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, options outstanding under the 1998 stock incentive plan, then our board of directors will provide
(1) that all unexercised options will become exercisable in full prior to the acquisition event and will terminate immediately prior to the consummation of such acquisition event or (2) for cash payment in exchange for such options.

     Our 1998 stock incentive plan also provides that upon the occurrence of a change in control, as defined in the 1998 stock incentive plan, a participant's options will become immediately exercisable in full if within one year following such event, the participant's employment is terminated without cause or is terminated by the participant due to a change of more than 30 miles in the participant's principal business location, a material reduction in participant's employment responsibilities without cause, a material reduction in the participant's salary or a significant diminution in the participant's responsibilities without his or her agreement.

  Options Holdings

     The following table presents information regarding the number and value of securities underlying unexercised options that were held by each of the named executive officers above as of December 31, 2001. None of our named executive officers exercised any stock options during 2001. Amounts shown under the column "Value of Unexercised In-the-Money Options at Fiscal Year End" are based on the closing sale price of our common stock on The Nasdaq National Market on December 31, 2001 of $11.59 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                               OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END
                                               ---------------------------   ---------------------------
NAME                                           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                           -----------   -------------   -----------   -------------
David M. Stack...............................    107,364        335,136      $  565,743     $  809,804
Clive A. Meanwell............................    209,235        271,426       1,612,133      1,585,021
Peyton J. Marshall...........................    122,964        182,462         889,898        999,228
Thomas P. Quinn..............................     86,459        223,541         439,218        643,280
John W. Villiger.............................     52,313        117,187         279,228        487,572
Glenn P. Sblendorio..........................     67,095        150,585      $  316,641     $  599,604

EXECUTIVE EMPLOYMENT AGREEMENTS

     Dr. Meanwell serves as our Executive Chairman pursuant to the terms of an employment agreement dated September 5, 1996. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Dr. Meanwell's annual compensation is determined by our board of directors. If Dr. Meanwell terminates his employment for good reason, as defined in the agreement, or if we elect to terminate his employment, Dr. Meanwell will be entitled to three months salary and the same health, disability and other benefits as were provided during his employment for a period of three months after the date of his termination or, if prior to the end of the three-month period, until Dr. Meanwell commences full-time employment with a new employer. Dr. Meanwell has agreed not to compete with the us during the term of his employment and for a period of one year after his termination, unless such termination is at our election or at the election of Dr. Meanwell for good reason.

     Mr. Stack serves as our Chief Executive Officer and President pursuant to the terms of an employment agreement dated November 1, 2001. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Mr. Stack's annual salary is $265,000, and he is eligible to receive a bonus of up to 40% of his base salary. If Mr. Stack terminates his employment for good reason, as defined in the agreement, or if we elect to terminate his employment, Mr. Stack will be entitled to three months salary and the same health, disability and other benefits as were provided during this employment for a period of three months after the date of his termination or, if prior to the end of the three-month period, until Mr. Stack commences full-time employment with a new employer. Mr. Stack has agreed not to compete with us during the term of his employment and for a period of one year after this termination, unless such termination is at our election or at the election of Mr. Stack for good reason.

     Dr. Marshall served as our Senior Vice President and Chief Financial Officer pursuant to the terms of an employment agreement dated February 27, 2002. This agreement will expire on May 23, 2003. Pursuant to the terms of the agreement, Dr. Marshall's annual salary is $200,000, and he is eligible to receive a bonus of up to 40% of his base salary. If Dr. Marshall terminates his employment for good reason, as defined in the agreement, Dr. Marshall will be entitled to three months salary and the same health, disability and other benefits as were provided during his employment for a period of three months after the date of his termination or, if prior to the end of the three-month period, until Dr. Marshall commences full-time employment with a new employer. After May 23, 2002, Dr. Marshall will not be required to devote his entire business time to us, he will have the right to terminate his employment with us upon ten days prior written notice and we will have the right to terminate Dr. Marshall if he becomes employed by one or more third-parties on a majority-time basis. If we exercise our right to terminate Dr. Marshall, or if he exercises his right to voluntarily terminate his employment with us, the vesting of any stock options held by Dr. Marshall will be accelerated such that such options will become exercisable to the extent they would have otherwise been exercisable on May 23, 2003, and Dr. Marshall will serve as a consultant to us until May 23, 2003 in return for consulting fees equal to his current salary plus benefits. Dr. Marshall has agreed not to compete with us during the term of his employment.

     Mr. Quinn served as one of our vice presidents until March 2002 pursuant to the terms of an employment agreement dated April 1, 2000, as amended. Pursuant to the terms of the agreement, Mr. Quinn's annual salary was $190,000, and he was eligible to receive a bonus of up to 40% of his base salary. Mr. Quinn terminated his employment with us in March 2002. In consideration for past services rendered by Mr. Quinn, upon the termination of his employment with us, we accelerated the vesting of stock options held by Mr. Quinn such that such options became vested as if his date of termination had been June 30, 2002. Mr. Quinn has agreed not to compete with us for a period of one year after his termination.

     Dr. Villiger serves as one of our vice presidents pursuant to the terms of an employment agreement dated March 10, 1997. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Dr. Villiger's annual compensation is determined by our board of directors. If Dr. Villiger terminates his employment for good reason, as defined in the agreement, or if we elect to terminate his employment, Dr. Villiger will be entitled to three months salary and the same health, disability and other benefits as were provided during his employment for a period of three months after the date of his termination or, if prior to the end of the three-month period, until Dr. Villiger commences full-time employment with a new employer. Dr. Villiger has agreed not to compete with us during the term of his employment and for a period of one year after his termination, unless such termination is at our election or at the election of Dr. Villiger for good reason.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The audit committee of the board of directors acts under a written charter first adopted and approved by the board in May 2000. The members of the audit committee are independent directors, as defined by the audit committee's charter and the rules of The Nasdaq Stock Market.

     The audit committee reviewed The Medicines Company's audited financial statements for 2001 and discussed these financial statements with the company's management. The Medicines Company's management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Medicines Company's independent auditors are responsible for performing an independent audit of, and issuing a report on, those financial statements. The audit committee is responsible for monitoring and overseeing these processes. The audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

     As appropriate, the audit committee reviews and evaluates, and discusses with management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of The Medicines Company's financial statements;

     - The Medicines Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

     - management's selection, application and disclosure of critical accounting policies;

     - changes in The Medicines Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to The Medicines Company; and

     - the adequacy of The Medicines Company's internal controls and accounting, financial and auditing personnel.

     The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with audit committees) with Ernst & Young LLP, The Medicines Company's independent auditors. This statement requires The Medicines Company's independent auditors to discuss with The Medicines Company's audit committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Medicines Company's independent auditors also provided the audit committee with written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the audit committee discussed with The Medicines Company's independent auditors their independence from The Medicines Company. The audit committee also considered whether The Medicines Company's independent auditors' provision of certain other, non-audit related services to The Medicines Company is compatible with maintaining such auditors' independence. See "Ratification of Independent Accountants -- All Other Fees."

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to the board of directors that the audited financial statements be included in The Medicines Company's annual report on Form 10-K for the year ended December 31, 2001. The audit committee also recommended, subject to stockholder approval, the appointment of Ernst & Young LLP as The Medicines Company's independent auditors for the year ending December 31, 2002.

     By the Audit Committee of the Board of Directors

                       M. Fazle Husain
                       T. Scott Johnson
                       Armin M. Kessler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee consists of Dr. Kessler and Messrs. Lowcock and Thomas, none of whom ever has been an officer or employee of The Medicines Company and each of whom served on the compensation committee throughout 2001.

     None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as one of our directors or as a member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors is responsible for reviewing and establishing compensation policies and practices with respect to The Medicines Company's executive officers, including the named executive officers, and setting the compensation for these individuals. The compensation committee also administers The Medicines Company's stock plans and grants stock options to our executive officers.

  Compensation Philosophy

     The compensation committee seeks to achieve three broad goals in connection with The Medicines Company's executive compensation programs and decisions regarding individual compensation. First, the compensation committee structures executive compensation programs in a manner that the committee believes will enable The Medicines Company to attract and retain key executives. Second, the compensation committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of The Medicines Company as a whole and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the compensation committee believes that a performance-oriented environment is created for The Medicines Company's executives. Finally, The Medicines Company's executive compensation programs are intended to provide executives with an equity interest in The Medicines Company so as to link a portion of executives' compensation with the performance of The Medicines Company's common stock.

     The compensation programs for The Medicines Company's executives established by the compensation committee consist of three elements based upon the goals described above: base salary, annual cash bonus and a stock-based equity incentive in the form of participation in the 1998 stock incentive plan. The compensation committee reviews business objectives of The Medicines Company, assesses overall performance of The Medicines Company with respect to those business objectives and considers the performance of individual executives relative to their own specific objectives in the context of The Medicines Company's performance. Based on the committee's assessment of performance, it establishes an annual base salary for each executive and designs cash bonus and stock-based equity incentives for executives as a way to reward good performance and to incentivize continued improvement in performance.

  Compensation in 2001

     Base Salary. In establishing base salaries for executives, the compensation committee considers the compensation of executive officers that have comparable qualifications, experience and responsibilities at companies in similar businesses of comparable size and success. The compensation committee also considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of The Medicines Company's other executives. To the extent determined to be appropriate in establishing base salaries of The Medicines Company's executives, the compensation committee also considers general economic conditions, The Medicines Company's financial performance and the individual's performance.

     Dr. Meanwell served as The Medicines Company's President and Chief Executive Officer from its inception in July 1996 to September 2001. Dr. Meanwell currently serves as the Executive Chairman and Chairman of the board of directors. In 2001, Dr. Meanwell received a salary of $300,000. Mr. Stack has served as the President and Chief Executive Officer since September 2001. The compensation committee fixed

Mr. Stack's annual base salary at $265,000 upon his appointment as President and Chief Executive Officer. The annual base salary of Mr. Stack and Dr. Meanwell was based upon analysis of other comparable public companies' chief executive officer's compensation and performance, the significant accomplishments during 2001 in the commercialization of Angiomax and the successful transition of The Medicines Company from a private to a public company. Mr. Stack's base salary for 2002 will be $265,000, and Dr. Meanwell's base salary for 2002 will be $300,000.

     Performance Bonuses. The compensation committee generally structures cash bonuses by linking them to the achievement of specified company and/or business unit performance objectives. The amount of the bonus paid, if any, varies among the executive officers and key managers depending on their success in achieving individual performance goals and their contribution to the achievement of corporate performance goals. The compensation committee reviews and assesses corporate goals and individual performance by executive officers and key managers. For 2001, and for the forseeable future, U.S. sales of Angiomax was, and will continue to be, the most important corporate performance criterion. Other corporate performance criteria that are considered by the compensation committee include achievements with respect to development milestones, business development objectives, commercialization goals and other measures of financial performance, including stock price appreciation. For sales personnel, achievement of individual performance targets tends to be heavily weighted in determining bonuses, while for executive officers and other managers, achievement of corporate objectives tends to be more heavily weighted. Pursuant to such bonus policy, for 2001, Dr. Meanwell was awarded a cash bonus of $50,000, Mr. Stack was awarded a cash bonus of $40,000 and Messrs. Marshall, Quinn, Villiger and Sblendorio were awarded a cash bonus of $35,000, $10,000, $25,000 and $30,000, respectively. Each bonus was paid in 2002.

     Equity-Based Compensation. Stock option grants in 2001 were designed to link the overall compensation of any executive officers receiving such awards with his performance, in light of all other current and past compensation received by such executive officer, including the number and price of options held by the executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for The Medicines Company to retain the services of these individuals. In 2001, Dr. Meanwell was awarded stock options for the purchase of 15,000 shares of common stock, Mr. Stack was awarded stock options for the purchase of 215,000 shares of common stock, and Messrs. Marshall, Quinn, Villiger and Sblendorio received options to purchase 15,000, 119,000, 15,000 and 15,000 shares of common stock, respectively. These option grants were based on the criteria described above. A portion of Mr. Stack's options were granted in connection with his appointment as President and Chief Executive Officer. The exercise price of these options was equal to the closing sale price for our common stock on the Nasdaq National Market on the date of grant, and the options vest in 48 equal monthly installments commencing one month after the date of grant. Vesting of options granted to executive officers may be accelerated upon a change in control of The Medicines Company and in other circumstances. For additional information concerning such accelerated vesting, see "Executive Compensation -- Acceleration of Stock Options."

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to The Medicines Company's executive officers through option issuances under The Medicines Company's plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under The Medicines Company's plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

     By the Compensation Committee of the Board of Directors

                       Armin M. Kessler
                       Nicholas J. Lowcock
                       James E. Thomas

TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

  May 2001 Private Placement

     In May 2001, we sold the 4,000,000 shares of our common stock in a private placement at a price per share of $11.00, for a total purchase price of $44.0 million. Of the 4,000,000 shares, 2,720,000 shares were sold to the following directors, executive officers and five percent stockholders and their affiliates:

NAME                                                          COMMON STOCK   PURCHASE PRICE
----                                                          ------------   --------------
Warburg, Pincus Venture Partners, L.P.......................   1,050,000      $11,550,000
T. Rowe Price Associates, Inc...............................   1,000,000       11,000,000
Alta Partners...............................................     450,000        4,950,000
PharmaBio Development Inc...................................     200,000        2,200,000
Clive A. Meanwell...........................................      10,000          110,000
T. Scott Johnson............................................       5,000           55,000
Glenn P. Sblendorio.........................................       5,000      $    55,000

CERTAIN RELATIONSHIPS

  PharmaBio/Quintiles

     In August 1996, we entered into a strategic alliance with one of our stockholders, PharmaBio Development Inc., a wholly owned subsidiary of Quintiles Transnational Corp. Under the terms of the strategic alliance agreement, PharmaBio and any of its affiliates who work on our projects will, at no cost to us, review and evaluate, jointly with us, development programs we design related to potential or actual product acquisitions. The purpose of this collaboration is to optimize the duration, cost, specifications and quality aspects of such programs. PharmaBio and its affiliates have also agreed to perform other services with respect to our products, including clinical and non-clinical development services, project management, project implementation, pharmacoeconomic services, regulatory affairs and post-marketing surveillance services and statistical, statistical programming, data processing and data management services pursuant to work orders agreed to by us and PharmaBio from time to time. Through December 31, 2001, we had entered into approximately 45 work orders with PharmaBio and had paid PharmaBio a total of $13.4 million. From January 1, 2001 to April 1, 2002, expenses incurred for such services were approximately $2.8 million, of which approximately $429,000 was recorded in accounts payable and accrued expenses at April 1, 2002.

     In addition, under the strategic alliance agreement, if PharmaBio and its affiliates exceed performance milestones agreed upon prior to the initiation of services under any work order, we are obligated to pay certain bonuses (not to exceed 10% of the net revenues PharmaBio and its affiliates received for such services) which, at the option of PharmaBio, may be paid in shares of our common stock. As of April 1, 2002, performance milestones have been requested and agreed upon for one work order out of the work orders completed or outstanding, and no such agreed upon milestones remain outstanding.

  Innovex

     In January 1997, we entered into a consulting agreement with Innovex, Inc., a subsidiary of Quintiles Transnational Corp., which was subsequently superseded by a consulting agreement executed with Innovex in

December 1998. Pursuant to the terms of the agreement, Innovex provides us with consulting services with respect to pharmaceutical marketing and sales. Since December 1997, we have also entered into various clinical services agreements with Innovex pursuant to which Innovex has provided project management, clinical monitoring, site management, medical monitoring, regulatory affairs, data management and quality assurance services with respect to clinical trials of Angiomax. Through December 31, 2001, we had paid Innovex $1.8 million under these agreements. From January 1, 2001 to April 1, 2002, expenses incurred under these agreements were approximately $1.8 million, of which approximately $4,000 was recorded in accounts payable and accrued expenses at April 1, 2002. None of the clinical services agreements is currently outstanding.

     In December 2000, we signed a master services agreement and a work order with Innovex under which Innovex agreed to provide contract sales, marketing and commercialization services relating to Angiomax. Under the master services agreement and the Angiomax work order, Innovex was to provide a sales force of up to 52 representatives, a sales territory management system and operational support for the launch of Angiomax. We provided the marketing plan and marketing materials for the sales force and other sales and marketing support and direction for the sales force. For Innovex services, we agreed to pay a daily fee for each day worked by the members of the Innovex sales force. We were also responsible for reimbursing Innovex for expenses incurred in providing its services and for the incentive compensation paid to the sales force. We had the right to terminate the work order and the master services agreement at any time upon 90 days prior written notice and could hire the Innovex sales representatives. In June 2001, we notified Innovex of our decision to terminate the agreement and in October, we hired most of the Innovex sales representatives. Through December 31, 2001, we had paid Innovex $6.9 million under the master services agreement and work order. From January 1, 2001 to April 1, 2002, total expenses incurred for services provided by Innovex under the master services agreement and work order were approximately $5.6 million, none of which was recorded in accounts payable and accrued expenses at April 1, 2002.

  Stack Pharmaceuticals

     In April 2000, we entered into an agreement with Stack Pharmaceuticals, Inc., an entity which was controlled by David Stack, who at the time was one of our senior vice presidents. Pursuant to the terms of the agreement, which was amended in August 2000, Stack Pharmaceuticals performed infrastructure services for us, which included providing office facilities, equipment and supplies, and such consulting, advisory and related services for us as we agreed from time to time. For the infrastructure services, we paid Stack Pharmaceuticals a services fee of $20,100 per month. In November 2001, we terminated our agreement with Stack Pharmaceuticals when Mr. Stack became our President and Chief Executive Officer and a director. As part of the termination agreement, we assumed Stack Pharmaceuticals' facility lease in Parsippany, New Jersey and acquired all of its furniture and equipment for approximately $70,000. Through December 31, 2001, we had paid Stack Pharmaceuticals a total of $711,000 under these agreements. From January 1, 2001 to April 1, 2002, total expenses incurred under these agreements were approximately $711,000, none of which was recorded in accounts payable and accrued expenses at April 1, 2002. We have no outstanding obligations to Stack Pharmaceuticals.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during 2001, the reporting persons complied with all Section 16(a) filing requirements.

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on our common stock for the period from August 8, 2000, the date of our initial public offering, through December 31, 2001 with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Stocks Total Return Index. The comparison assumes $100.00 was invested on August 8, 2000 in our common stock and in each of the above indices and assumes reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                                                               8/8/00    12/31/00   12/31/01
                                                               ------    --------   --------
 The Medicines Company                                          $100      $94.52     $53.44
 Nasdaq Biotechnology Stocks Total Return Index                 $100      $88.43     $74.10
 Nasdaq Stock Market (U.S.) Index                               $100      $63.74     $50.58

     In accordance with the rules of the SEC, cumulative total return data for the common stock is based on the closing sale price of our common stock on the Nasdaq National Market of $21.69 per share on August 8, 2000, rather than the initial public offering price of $16.00 per share.

      (Cumulative total return data provided by Research Data Group, Inc.)

           PROPOSAL 2 -- APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED
                   SHARES UNDER OUR 1998 STOCK INCENTIVE PLAN

     Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We adopted the 1998 stock incentive plan in April 1998 and currently have reserved 4,368,259 shares of common stock for issuance under the plan. As of April 1, 2002, options to purchase 3,388,525 shares of common stock were outstanding and 480,994 shares of common stock had been issued upon the exercise of stock options granted under the 1998 stock incentive plan. As a result, as of April 1, 2002, only 498,740 shares were available for future option grants under the 1998 stock incentive plan. We believe that such number of shares, in light of the remaining shares available for option grants under our 2001 non-officer, non-director employee stock incentive plan, will be insufficient to satisfy our incentive compensation needs in the future.

     We currently have reserved 1,250,000 shares of common stock for issuance under our 2001 non-officer, non-director employee stock incentive plan. As of April 1, 2002, options to purchase 1,073,539 shares of common stock were outstanding and 24,278 shares had been issued upon the exercise of stock options granted under the 2001 non-officer, non-director employee stock incentive plan. As of April 1, 2002, we had 152,183 shares available for future option grants under the 2001 non-officer, non-director employee stock incentive plan.

     To ensure that sufficient shares are available for grant under the 1998 stock incentive plan in the future without the expense and delay of conducting a special stockholder meeting, our board of directors adopted on February 12, 2002, subject to stockholder approval, an increase in the number of shares of common stock available for issuance under the 1998 stock incentive plan from 4,368,259 to 6,118,259 shares. THE BOARD OF DIRECTORS BELIEVES THAT THIS INCREASE IS IN THE BEST INTERESTS OF THE MEDICINES COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

DESCRIPTION OF THE 1998 STOCK INCENTIVE PLAN

     The following is a brief summary of the 1998 stock incentive plan, a copy of which is attached as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the 1998 stock incentive plan.

  Types of Awards

     The 1998 stock incentive plan provides for the grant of incentive stock options intended to qualify under section 422 of the Internal Revenue Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

     Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Incentive stock options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant, or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power. Options intended to be incentive stock options, but which fail to meet the requirements for incentive stock option treatment, will be treated as non-statutory stock options. The 1998 stock incentive plan permits the following forms of payment of the exercise price of options: (1) payment by cash or check, (2) except as the board of directors may otherwise provide in an option agreement, payment in connection with a "cashless exercise" through a broker, (3) by surrender of shares of common stock that have been owned by the optionee for at least six months, (4) to the extent permitted by the board of directors, by delivery of a promissory note or any other lawful consideration or
(5) by any combination of these forms of payment.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period.

     Other Stock-Based Awards. Under the 1998 stock incentive plan, our board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

     Our employees, officers, directors, consultants and advisors, and any individuals who have accepted an offer for employment, are eligible to be granted awards under the 1998 stock incentive plan. Incentive stock options may only be granted to our employees. The maximum number of shares with respect to which awards may be granted to any participant under the 1998 stock incentive plan may not exceed 365,000 shares per calendar year.

  Plan Benefits

     As of April 1, 2002, approximately 151 persons were eligible to receive awards under the 1998 stock incentive plan, including six executive officers and seven non-employee directors. The granting of awards under the 1998 stock incentive plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. The following table summarizes options awarded under the 1998 stock incentive plan through April 1, 2002 to designated individuals and groups since the adoption of the 1998 stock incentive plan.

                                                               NUMBER OF OPTIONS
NAME AND POSITION                                                   GRANTED
-----------------                                              -----------------
Clive A. Meanwell
  Executive Chairman........................................         480,661
David M. Stack
  President and Chief Executive Officer.....................         442,500
Peyton J. Marshall
  Former Senior Vice President and Chief Financial
  Officer...................................................         305,426
Thomas P. Quinn
  Former Senior Vice President..............................         310,000
John W. Villiger
  Vice President............................................         231,149
Glenn P. Sblendorio
  Former Senior Vice President..............................         217,680
M. Fazle Husain.............................................               0
Nicholas J. Lowcock.........................................               0
All current executive officers, as a group..................       1,640,653
All current directors who are not executive officers, as a
  group.....................................................          43,800
Associates of any director, executive officer or director
  nominee...................................................               0
All employees who are not executive officers, as a group....       1,652,643

     On April 19, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $10.71 per share.

  Administration

     Our board of directors administers the 1998 stock incentive plan. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 stock incentive plan and to interpret the provisions of the 1998 stock incentive plan. Pursuant to the terms of the 1998 stock incentive plan, our board of directors may delegate authority under the 1998 stock incentive plan to one or more committees or subcommittees of the board of directors and to our executive officers. Our board of directors has authorized the compensation committee to administer certain aspects of the 1998 stock incentive plan, including the granting of options to executive officers, and has authorized Dr. Meanwell to grant options, subject to limitations set by the board of directors, to newly hired employees.

     Subject to any applicable limitations contained in the 1998 stock incentive plan, the board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

     - the number of shares of common stock covered by options and the dates upon which such options become exercisable;

     - the exercise price of options;

     - the duration of options; and

     - the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

     We are required to make those adjustments that our board of directors deems to be necessary and appropriate to the 1998 stock incentive plan and any outstanding awards under that plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 1998 stock incentive plan also contains provisions addressing the consequences of an acquisition event and a change-in-control. Upon the occurrence of an acquisition event, our board of directors will provide that all outstanding options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, options outstanding under the 1998 stock incentive plan, then our board of directors will provide (1) that all unexercised options will become exercisable in full at a specified time prior to the acquisition event and will terminate immediately prior to the consummation of such acquisition event or (2) for cash payment in the amount of the spread between the per share acquisition price and the exercise price of such options. An acquisition event is defined as (1) any merger or consolidation of us with or into another entity a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property or (2) any exchange of shares of our common stock for cash, securities or other property pursuant to a statutory share exchange transaction.

     The 1998 stock incentive plan also provides that upon the occurrence of a change in control event that is not an acquisition event, unless the participant's option agreement otherwise provides, a participant's options will become immediately exercisable in full if within one year following such event, the participant's employment is terminated without cause or is terminated by the participant due to a change of more than 30 miles in the participant's principal business location, a material reduction in participant's employment responsibilities without cause, a material reduction in the participant's salary or certain significant diminutions in the participant's responsibilities without his or her agreement.

     Change in control is defined as (1) the acquisition of 30% or more of the combined voting power of our outstanding voting securities by any person other than us or Warburg, Pincus Ventures, L.P., (2) a merger involving us or a sale of all or substantially all of our assets, if the merger or asset sale results in our stockholders prior to the transaction holding less than a majority of the combined voting power of the continuing or acquiring entity following such transaction or (3) a majority of the persons constituting our board of directors is not approved by vote of two-thirds of the directors in office at the time of such change in the board's composition.

     If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 1998 stock incentive plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

  Amendment or Termination

     No award may be made under the 1998 stock incentive plan after April 2008, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 1998 stock incentive plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors after the date of such amendment will become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by the our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 1998 stock incentive plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or any corporate parent or majority-owned corporate subsidiary of us at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

     A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

      PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The board of directors, on the recommendation of its audit committee, has appointed the firm of Ernst & Young LLP as our independent auditors for the year ending December 31, 2002. Ernst & Young LLP has been our independent auditors since our inception in 1996. Although stockholder approval of the board of director's appointment of Ernst & Young LLP is not required by law, the board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, the board of directors will reconsider this appointment.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

  Audit Fees

     Ernst & Young LLP billed us an aggregate of $183,000 in fees and expenses for professional services rendered in connection with the audit of our financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

     Ernst & Young LLP did not perform any professional services rendered to us in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network during the year ended December 31, 2001.

  All Other Fees

     Ernst & Young LLP billed us an aggregate of $247,300 in fees and expenses for audit-related and other services, primarily for tax advisory and compliance services, fees for services in connection with SEC registration statements and fees for services for statutory audits in foreign jurisdictions and accounting consultation, rendered to us for the year ended December 31, 2001.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2003 annual meeting of stockholders must be submitted to the secretary of The Medicines Company at its offices, 5 Sylvan Way, Suite 200, Parsippany, New Jersey 08540, no later than December 30, 2002 in order to be considered for inclusion in the proxy statement relating to that meeting.

     If a stockholder wishes to present a proposal before the 2003 annual meeting, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, such stockholder must also give written notice to the secretary at the address noted above. The secretary must receive such notice not less than 60 days nor more than 90 days prior to May 30, 2003; provided that, in the event that the date of the 2003 annual meeting is prior to May 10, 2003 or after July 30, 2003, a stockholder's notice must be received no earlier than the 90th day prior to the 2003 annual meeting and no later than the close of business on the later of the 60th day prior to the 2003 annual meeting and the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 annual meeting, the proxies designated by the board of directors will have discretionary authority to vote on any such proposal.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: The Medicines Company, One Cambridge Center, Cambridge, Massachusetts 02142, Attention: Investor Relations, (617) 225-9099. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                 OTHER MATTERS

     Our board of directors does not know of any other matters which may come before the annual meeting. If any other matters are properly presented to the annual meeting, however the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on such matters.

     We will bear the costs of solicitating proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection with this distribution.

     THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE CORPORATE SECRETARY.

                                          By Order of the Board of Directors,

                                          Steven H. Koehler, Secretary

April 29, 2002

                                                                      APPENDIX A

                           1998 STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of this 1998 Stock Incentive Plan (the "Plan") of The Medicines Company, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of The Medicines Company as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors and any individuals who have accepted an offer for employment, are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $0.001 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) of this Plan, to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. STOCK AVAILABLE FOR AWARDS

     (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,368,259 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 365,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this
Section 4(c) shall not be applicable.

5. STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) at such times as the Common Stock is registered under the Exchange Act, delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion, (A) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (B) by payment of such other lawful consideration as the Board may determine; or

          (5) any combination of the above permitted forms of payment.

6. RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition and Change in Control Events

        (1) Definitions

             (a) An "Acquisition Event" shall mean:

               (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

               (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

             (b) A "Change in Control Event" shall mean:

               (i) any sale or transfer of all or substantially all of the assets of the Company to another corporation or entity, any merger, consolidation or reorganization of the Company into or with another corporation or entity, with the result that, upon conclusion of the transaction, the voting securities of the Company immediately prior thereto do not represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity of such consolidation, merger or reorganization; or

               (ii) following the date on which the Company becomes subject to the periodic reporting requirements under Section 13 of the Exchange Act, a disclosure that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (A) any shareholder who, prior to the Company becoming subject to such reporting requirements of Section 13 of the Exchange Act, previously held at least 30% of the combined voting power of outstanding voting securities of the Company, (B) the Company or (C) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, becomes the beneficial owner as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30% or more of the combined voting power of the then outstanding voting securities of the Company; or

               (iii) such time as individuals who as of the date of the initial adoption of this Plan constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i) or (ii) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

           (c) "Cause" shall mean (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company (or, if applicable, a successor corporation to the Company); (iii) willful and material breach of the Company's policies (or, if applicable, a successor corporation to the Company); (iv) intentional and material damage to the Company's property (or, if applicable, a successor corporation to the company); or (v) material breach of the Participant's confidentiality obligations or duties under the Participant's non-disclosure, non-competi-tion or other similar agreement with the Company (or, if applicable, a successor corporation to the Company).

           (d) "Termination Event" shall mean the termination of the Participant's employment (i) by the Company or the acquiring or succeeding corporation without Cause; (ii) as a result of his death or disability (within the meaning of Section 22(4)(3) of the Code); or (iii) by the Participant upon written notice given promptly after the Company's or the acquiring or succeeding corporation's taking any of the following actions, which actions shall not have been cured within a 30-day period following such notice: (A) the principal place of the performance of the Participant's responsibilities (the "Principal Location") is changed to a location outside of a 30 mile radius from the Principal Location immediately prior to the Change in Control Event; (B) there is a material reduction in the Participant's responsibilities without Cause; (C) there is a material reduction in the Participant's salary; or (D) there is a significant diminution in the scope of the Participant's responsibilities without the Participant's agreement (excluding increases in responsibility and sideways moves to jobs with similar descriptions).

        (2) Effect on Options

           (a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that
               (i) any options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of
               Section 424(a) of the Code and (ii) if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

                    Notwithstanding the foregoing, if the acquiring or
               succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall
               (x) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event, and/or (y) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

           (b) Change in Control Event that is not an Acquisition
               Event. Following the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

        (3) Effect on Restricted Stock Awards

           (a) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

           (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

        (4) Effect on Other Awards

           (a) Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

           (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, each such Award shall immediately become fully exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs

9. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market

Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                      PROXY


                              THE MEDICINES COMPANY

                             5 Sylvan Way, Suite 200
                          Parsippany, New Jersey 07054

             Annual Meeting of Stockholders To Be Held May 30, 2002 This Proxy Is Solicited on Behalf of The Board Of Directors

     The undersigned hereby appoint(s) Clive A. Meanwell, David M. Stack and Peyton J. Marshall, and each of them, attorneys or attorney of the undersigned, with power of substitution in them and each of them, for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders (the "Meeting") of The Medicines Company (the "Company") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m. (local time), on Thursday, May 30, 2002, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company.

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.











SEE REVERSE   CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE   SEE REVERSE
  SIDE                                                                   SIDE

                                                                                  Please mark your
                                                                             votes as indicated in                 [X]
                                                                                      this example


                                                              2. Approve an increase in the number        FOR    AGAINST   ABSTAIN
                                                              of shares of common stock authorized
1.   Election of Class 2 Directors.                           for issuance under the 1998 Stock
                                                              Incentive Plan from 4,368,259 to            [ ]      [ ]        [ ]
Nominees: M. Fazle Husain,  Nicholas J.                       6,118,259 shares.
Lowcock and Clive A. Meanwell
                                                              3. Ratify the appointment of Ernst &
                                                              Young LLP as the Company's                  [ ]      [ ]        [ ]
                                                              Independent accountants.

FOR (all nominees    WITHHELD   MARK HERE IF YOU PLAN
 except as marked
     below)                     TO ATTEND THE MEETING [ ]

     [ ]               [ ]

(Instructions: To withhold     MARK HERE FOR ADDRESS           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
authority to vote for any      CHANGE AND NOTE                 DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH
individual nominee, write                                      RESPECT TO ANY OF THE PROPOSALS SPECIFIED ABOVE, THIS PROXY
that nominee's name in the     BELOW                  [ ]      WILL BE VOTED "FOR" SUCH PROPOSAL.
space provided below.)
                                                               Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

                                                               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                                                               ENCLOSED ENVELOPE. The signature(s) on this proxy should
                                                               correspond exactly with the stockholder's name as printed to the left. In the case of joint tenants, co-executors or co-trustees, both should sign.


Signature(s)_______________________________________________Date________________

Note:   When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such.